EXHIBIT 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350,

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Michael S. Hedge, Chief Executive Officer, and J. Max Waits, principal financial officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The quarterly report on Form 10-QSB for the quarter ended October 1, 2005 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Datrek Miller International, Inc.

Dated November 21, 2005

/s/ Michael S. Hedge
Michael S. Hedge
Chief Executive Officer

/s/ J. Max Waits
J. Max Waits
Interim Chief Financial Officer (principal financial officer)